EX-99.B(j)wraconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 132 to Registration Statement No. 2-21867 on Form N-1A of Waddell & Reed Advisors Funds, Inc. of our reports dated August 8, 2003 (on Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund -- three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) and November 8, 2002 (on Waddell & Reed Advisors Bond Fund -- one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Annual Reports to Shareholders for the fiscal years ended June 30, 2003 and September 30, 2002, respectively, and of our report dated May 9, 2003 (on Waddell & Reed Advisors Bond Fund -- one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Semiannual Report to Shareholders for the six-month period ended March 31, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
October 27, 2003